Exhibit 99.3

Aspira Women’s Health, Inc. Strengthens

Executive Leadership with New Appointments

Team comprised of distinguished healthcare industry leaders in clinical development, translational medicine, strategy, and operational excellence, joins forces to accelerate innovation and market leadership position

AUSTIN, Texas — November 10, 2020 — Aspira Women’s Health, Inc. (Nasdaq: AWH), a bioanalytical-based women’s health company today announces the appointment of five new members to its executive leadership team. Aspira’s global mission is to transform women’s health, starting with ovarian cancer. These new appointments help the company to further its mission to provide women of all ages, stages, and ethnicities the best solutions to detect their gynecologic cancer risk.

“This is a profound moment in our company and a true inflection point that we are embarking upon. We are thrilled to welcome this distinguished group of executives to our leadership team during this exciting evolution of Aspira Women’s Health. Each of these leaders brings significant experience building successful healthcare pathways, companies and guiding novel products through commercialization,” said Valerie Palmieri, CEO of Aspira Women’s Health. “This team will drive forward our commitment to being a global leader focused solely on women’s health innovation.  With the majority of female representation now at the board, executive, and director levels, Aspira is a company led by women for women.”

The appointment and promotion of five new corporate executives:

Elena Ratner, MD, Global Chief Medical Advisor, Clinical and Translational Medicine

Dr. Ratner serves as the Chief Medical Advisor and will formulate and execute Aspira’s clinical and translational medical initiatives. She will be responsible to accelerate the innovation platform, create academic and integrated healthcare system partnerships to propel the company’s growth forward. She is a gynecologic oncologist specializing in ovarian malignancies at the Smilow Cancer Hospital at Yale New Haven. As an associate professor of obstetrics, gynecology, and reproductive sciences at Yale School of Medicine, Dr. Ratner also studies chemotherapy targeted drug development, quality-of-life programs for patients, and early cancer detection. Dr. Ratner is co-founder and director of the Yale Medicine Sexual, Intimacy, and Menopause Program (SIMS), one of the first programs in the country to focus on supporting cancer survivors coping with issues that may not be discussed in the other clinical settings.  She is the recipient of multiple awards, including the 2015 Yale Cancer Center Award for Clinical Excellence.

Kaile Zagger, Chief Operating Officer

Kaile joins as Chief Operating officer, combining Commercial and Operations into one role. This position will have oversight over the entire provider and patient experience from landing a new customer through the billing customer experience. The goal is to create a platform for scaling the business for sizable growth and a customer experience that is second to none. Kaile is an accomplished industry executive with 20+ years in the healthcare realm, serving in leadership

Exhibit 99.3

positions at various Fortune 500 healthcare companies including St Jude Medical, Intuitive Surgical, and General Electric Healthcare. She excels at transforming businesses, changing clinical pathways by revolutionizing healthcare systems with disruptive technologies, and conquering white space. In her career, she has originated over $1B in top-line revenue, repeatedly exceeding operating plan expectations by more than 40%, and has sharp expertise in building net new business divisions with accelerated profitability. Kaile comes to Aspira Women’s Health, with a deep passion for the company’s mission and vision and has personally experienced the devastating nature of late-stage Ovarian Cancer, with the diagnosis of her mother at the young age of 40 and her passing from this horrific disease at 46 in 1999. She is fiercely committed to the prevention, early detection, and mitigation of late-stage diagnosis of cancer.  In addition to her professional career, and together with Elena Ratner, MD, they co-founded the MAT Organization; a non-profit established to drive early detection for Ovarian Cancer and eradicate late-stage diagnosis through deep education of the provider community, a first of kind approach in the space.

Lesley Northrop, Ph.D., DABMGG, FACMG, Chief Science Officer

Dr. Northrop is promoted into her new role after serving as Global Head of Innovation and Clinical Development at Aspira.  She is responsible for providing leadership and setting the overall strategic direction for the clinical and scientific development programs. Dr. Northrop has extensive experience in designing and developing genomic tests for clinical and commercial use and has led laboratory and genetic counseling teams, as well as cross-functional teams for product, marketing, data engineers, bioinformatics, and commercial strategies. She is a Diplomate of the American Board of Medical Genetics and a Fellow of the American College of Medical Genetics, specializing in- Molecular Genetics. In addition, Dr. Northrop holds a certificate qualification of Laboratory Director for the State of New York in Molecular Genetics, California Laboratory Director License, as well as New Jersey Bioanalytical license.

Gary Altwerger, MD, BS, Global Deputy Chief Medical Advisor, Clinical and Translational Medicine

Dr. Altwerger will be responsible for assisting in creating and executing translational and clinical medicine initiatives that will accelerate the company’s innovation and growth. Additionally, he works in New Haven, CT, and four other locations and specializes in gynecologic oncology and obstetrics and gynecology.  He is affiliated with Bridgeport Hospital, Yale New Haven Hospital, and Stamford Hospital. Prior to joining Aspira, he served as Assistant Professor of Obstetrics and Gynecology, Wellness committee director, Obstetrics, Gynecology & Reproductive Sciences. Dr. Altwerger graduated from the Jacobs School of Medicine & Biomedical Sciences at The University of Buffalo.

Diane Powis, Ph.D., Chief Spokeswoman

Dr. Powis is an ovarian cancer patient and survivor whose role is to lead how we meet, serve, and educate patients. With her clinical background and journey, she will be responsible for patient advocacy, testimonials/storytelling, and the coordination and management of an ethnically diverse patient advisory board. Her involvement will help to ensure that all women can benefit from Aspira’s lifesaving diagnostics to help ensure improved prevention and early detection of gynecologic cancers. Diane is a Psychologist, Clinical Specialist affiliated with Greenwich Hospital Association, Yale New Haven. She was diagnosed with Stage III Ovarian Cancer in 2013 at which time her prognosis was, at best, five years.  She is acutely aware that she is only still alive today because of recent advances in gynecologic oncology and the amazing work of surgeons, oncologists, and countless other health professionals who guided her through multiple surgeries, years of chemotherapy infusions, two clinical trials, and two PARP inhibitor regimens.

Exhibit 99.3

“Our company has truly transformed from a single test to a portfolio of clinical solutions across the entire Gynecologic patient lifecycle. We have coupled this with bringing in several new experts from large healthcare systems, in addition to a top commercial operator and patient spokeswoman.  Our current clinical team will be supplemented with Drs. Ratner, Altwerger, as well as input from Dr. Brooks at the board level. We will truly be developing solutions for the “Horizontal Carepathway” and ensuring early risk detection for all women of every socioeconomic background,” stated Valerie Palmieri, President, and CEO.

“I believe in the work the people of Aspira do each day! It’s incredibly humbling to be joining a team and company that allows me to combine both my passion for medicine and advocating for women’s healthcare.  I am very much looking forward to working alongside the current clinical team of innovators that are transforming ovarian cancer risk assessment and to leverage their knowledge and expertise in my new role,” stated Dr. Elena Ratner.

Beyond ovarian cancer, Aspira is now tackling other gynecologic diseases through innovations in risk management and early detection solutions. Aspira is looking at gynecologic diseases utilizing a multi-modal approach, with both protein and genetic markers, to be deployed at the local and system level and Aspira is leading the charge in accelerating innovative solutions.

“Aspira Women’s Health is well-positioned to benefit from the dynamic and fast-growing ovarian cancer risk assessment and genetic panel test offerings,” said James T. LaFrance, Aspira Women’s Health Board Chair. “The leadership enhancements align with the company’s long-term strategic focus and expectations of profitable growth.”

About Aspira Women’s Health Inc.

Aspira Women’s Health, Inc. (formerly known as, Vermillion Inc., Nasdaq: VRML) is transforming women’s health with the discovery, development, and commercialization of innovative testing options and bio-analytical solutions that help physicians assess risk, optimize patient management and improve gynecologic health outcomes for women.  ASPIRA is particularly focused on closing the ethnic disparity gap in ovarian cancer risk assessment and developing solutions for pelvic diseases such as pelvic mass risk assessment and endometriosis. OVA1® plus includes our FDA-cleared products, OVA1®, and OVERA® to detect risk of ovarian malignancy in women with adnexal masses. ASPIRA GenetiXSM testing offers both targeted and comprehensive genetic testing options with a gynecologic focus.  With over 10 years of expertise in ovarian cancer risk assessment, ASPIRA is delivering a portfolio of pelvic mass products over a patient’s lifetime with our cutting-edge research. The next generation of products in development are OVANEXTM and EndoCheckTM. Visit our website for more information at aspirawh.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties.  All statements other than statements of historical facts contained in this press release are forward-looking statements. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements speak only as of the date of this press release

Exhibit 99.3

and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties inherent in c business, including those described in the section entitled “Risk Factors” in ASPIRA’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the section entitled “Risk Factors” in ASPIRA’s Quarterly Report on Form 10-Q for the quarter ended August 14, 2020. The events and circumstances reflected in ASPIRA’s forward-looking statements may not be achieved or occur,  and actual results could differ materially from those projected in the forward-looking statements. ASPIRA expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

Tel 617-430-7577

Arr@lifesciadvisors.com

Media Contact:

Jaime Abrusci

Rx Medical Dynamics

Tel 646-599-8606

jabrusci@rxmedyn.com